                                                                    EXHIBIT 24-2




                       MICHIGAN CONSOLIDATED GAS COMPANY

                            SECRETARY'S CERTIFICATE


     The undersigned, Vice President, General Counsel and Secretary of Michigan Consolidated Gas Company (the "Company"), a Michigan
Corporation, hereby certifies that the following is a true and correct copy of resolutions duly adopted by the unanimous written consent of the Company's Board of Directors' on November 1, 1996, and such resolutions have not been modified, amended or rescinded and remain in full force and effect on the date hereof.

      RESOLVED, that the Board of Directors hereby approves a financing program which contemplates the issuance and sale from time to time, of up to $300,000,000 of the Company's securities, including stock, bonds, notes and guarantees, and entering into other long-term financing arrangements, to finance in part its construction programs and working capital requirements, to refinance maturing long-term debt, to repay short-term borrowings and for other corporate purposes, the timing, terms and mix of which securities and arrangements will depend on market conditions and the financial condition of the Company as determined by the Treasurer or his designee; and

FURTHER RESOLVED, That the officers of the Company are severally authorized and directed to:

(a) Prepare, execute and cause to be filed with the MPSC, the SEC, the NYSE and other regulatory authorities such applications, reports and statements, including amendments and supplements thereto, as any of them may deem necessary or advisable to obtain requisite authority to proceed with and consummate the financing program; and

(b) Retain and employ, on behalf of the Company, legal counsel, independent public accountants, and others whose services any of the officers may deem necessary or desirable in connection with the financing program, execute any and all instruments, make any and all payments and do any and all other acts and things which such officers, and any of them, may deem necessary or advisable in order to proceed with and consummate such financing program.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of November, 1996.



                                                  /s/ Susan K. McNish
                                             --------------------------------
                                              Susan K. McNish, Vice President,
                                               General Counsel and Secretary